THIS AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE 1933 ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

OCULUS VISIONTECH INC.

COMMON SHARE SUBSCRIPTION AGREEMENT – Non-U.S. Subscribers (including British Columbia, Alberta, Ontario, Québec and Offshore Residents)

INSTRUCTIONS

All Subscribers:

1.	Complete and sign pages I and II of the Subscription Agreement;

2.	If a resident of British Columbia, Alberta, Ontario or Québec:

(a)	complete and sign the Canadian Investor Certificate attached as Schedule “A”;

(b)

if an Accredited Investor, complete and sign the Canadian Accredited Investor Certificate attached as Schedule “B”; and if not a corporation or other non-individual entity, complete and sign the Form for Individual Accredited Investors attached as Schedule “C”; and

(c)	if not an Accredited Investor and if a resident of Ontario, complete and sign the Risk Acknowledgement Form for Family, Friend and Business Associate Investors attached as Schedule ”D”;

provided that if the Subscriber is a corporation or other non-individual entity and purchasing as principal for its own account and is subscribing for common shares with an acquisition cost to the Subscriber of not less than $150,000 paid at the Closing Time and was not created, or used, solely to purchase or hold securities in reliance on the “minimum amount investment” prospectus exemption set out in Section 2.10 of NI 45-106 then no further certificate is required;

3.

If a corporation or other non-individual entity and will hold more than 5% of the Corporation’s issued and outstanding common shares upon the completion of the Offering, complete and sign the Form 4C - Corporate Placee Registration Form, attached as Schedule “E”, unless the Subscriber or the Disclosed Principal has previously filed a Form 4C with the Exchange and the information therein is current as of the Closing Time; and

4.	Enclose your subscription proceeds by way of certified cheque, bank draft or money order payable to “Oculus VisionTech Inc.”.

Return the completed Subscription Agreement and Schedules “A”, “B”, “C”, “D” and “E”, as necessary, together with your payment to Oculus VisionTech Inc. at Suite 507 – 837 West Hastings Street, Vancouver, British Columbia, V6C 3NG, Canada, Attention: Anton (Tony) Drescher, Chief Financial Officer.

THIS AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE 1933 ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

SUBSCRIPTION AGREEMENT FOR COMMON SHARES

TO:      OCULUS VISIONTECH INC., a corporation existing under the laws of Wyoming (the “Corporation”)

The undersigned (the “Subscriber”) hereby acknowledges that the Corporation is proceeding with a non-brokered, private placement offering of up to 30,000,000 shares in the common stock of the Corporation (the “Shares”) to raise gross proceeds of up to $2,100,000. The Shares are offered at CDN$0.07 per Share. The Subscriber on its own behalf or, if applicable, on behalf of the disclosed principal who is identified by name and on whose behalf the Subscriber, as agent, is purchasing hereunder, hereby irrevocably tenders to the Corporation this subscription offer which, upon acceptance by the Corporation, will constitute an agreement by the Subscriber to subscribe for, take up, purchase and pay for the number of Shares set forth below (the “Purchased Securities”), upon and subject to the terms and conditions set forth hereinafter, including, without limitation, the attached “Terms and Conditions of Share Subscription” and the applicable representations, warranties and covenants set forth in the Schedules attached hereto. The Subscriber further agrees, without limitation, that the Corporation may rely upon the Subscriber’s representations, warranties and covenants contained in this Agreement.

SUBSCRIPTION AND SUBSCRIBER INFORMATION
Please print all information (other than signatures), as applicable, in the space provided below

Number of Shares: ____________
Aggregate Subscription Price at CDN$0.07 per Share: $

Signature of Subscriber (if Subscriber is an individual) or of the Authorized Signatory (if the Subscriber is not an individual)		Beneficial Purchasers - If the Subscriber is purchasing as agent for a principal and is not a portfolio manager or a trust company, in either case, purchasing as agent or trustee for accounts fully managed by it, complete the following and ensure that the Schedules hereto, are completed on behalf of such principal:

Name of Subscriber

Official Capacity or Title – if the Subscriber is not an individual
Name of Disclosed Principal
Subscriber’s Residential or Head Office Address
Disclosed Principal’s Residential or Head Office Address

Subscriber’s Telephone Number	Email Address
		Disclosed Principal’s Telephone Number	Email Address
Account Registration Information:		Delivery Instructions as set forth below:
[ ] Same as registered address, or
Name
Name
Account Registration/Reference		Address

Address

		Contact Name	Telephone Number

- ii –

INFORMATION CONCERNING THE SUBSCRIBER

Present Ownership of Securities
The Subscriber or the Disclosed Principal, as the case may be, either [CHECK APPROPRIATE ITEM]:
_______	owns directly or indirectly, or exercises control or direction over, no common shares in the capital stock of the Corporation or securities convertible into common shares in the capital stock of the Corporation (excluding the securities subscribed for herein); or
_______	owns directly or indirectly, or exercises control or direction over, ___________ common shares in the capital stock of the Corporation and convertible securities entitling the Subscriber to acquire an additional ___________ common shares in the capital stock of the Corporation (excluding the securities subscribed for herein).

Insider Status
The Subscriber or the Disclosed Principal, as the case may be, either [CHECK APPROPRIATE ITEM]:
_______	is an Insider of the Corporation; or
_______	is not an Insider of the Corporation.
“Insider”means (i) a director or senior officer of the Corporation, (ii) a director or senior officer of a corporation that is an insider or subsidiary of the Corporation, or (iii) any person who beneficially owns, directly or indirectly, voting securities of the Corporation or who exercises control or direction over voting securities of the Corporation or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Corporation for the time being outstanding.

Member of “Pro Group”

The Subscriber or the Disclosed Principal, as the case may be, either [CHECK APPROPRIATE ITEM]:

_______ is a member of the Pro Group; or

_______ is not a member of the Pro Group.

“Pro Group” means a member (brokerage firm) of the TSX Venture Exchange (the “TSX-V”), an employee, partner, officer, director or an affiliate (a corporation controlling or under common control) of a member or an associate (a corporation of which more than 10% of the voting securities are owned or controlled by such person, a partner of such person, a trust or estate of which a substantial beneficial interest is owned or of which such person is a trustee, a spouse or child of such person, or a relative of such person or their spouse living in the same home as such person) of any of the foregoing.

Corporate Placee Registration Form

The Subscriber or the Disclosed Principal, as the case may be, if not an individual, either [CHECK APPROPRIATE ITEM]:

_______	has previously filed with the TSX-V a Form 4C - Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Form 4C previously filed with the TSX-V up to the date of this Agreement; or

_______	hereby delivers to the Corporation a completed Form 4C in the form attached hereto as Schedule “E” for filing with the TSX- V.

Registrant Status
The Subscriber or the Disclosed Principal, as the case may be, either [CHECK APPROPRIATE ITEM]:
_______ is a Registrant (as defined under the Securities Act (British Columbia); or
_______ is not a Registrant.

- iii –

ACCEPTANCE

The Corporation hereby accepts the subscription for the Purchased Securities as set forth above on the terms and conditions contained in this Agreement (including all applicable Schedules).

DATED this _____day of ______________, 2015.

OCULUS VISIONTECH INC.

Per:
Authorized Signatory

TERMS AND CONDITIONS OF SHARE SUBSCRIPTION

1.	INTERPRETATION

1.1.	In this Agreement, unless the context otherwise requires:

“1933 Act” means the United States Securities Act of 1933, as amended;

“Accredited Investor”, in respect of Subscribers resident in British Columbia, Alberta or Québec has the meaning ascribed thereto in NI 45-106 and, in respect of Subscribers resident in Ontario, has the meaning ascribed thereto in Section 73.3 of the Ontario Act;

“Agreement” means this subscription agreement and includes all Schedules and appendices attached hereto, in each case as they may be amended or supplemented from time to time;

“Applicable Securities Laws” means the securities legislation of the Offering Jurisdictions and the regulations, rules, administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted by the Regulatory Authorities, all as amended;

“B.C. Act” means the Securities Act (British Columbia), as amended or replaced from time to time, together with all rules and regulations promulgated thereunder or with respect thereto;

“Closing” has the meaning ascribed thereto in Section 3.1 hereof;

“Closing Date” means the date of the Closing, which is expected to be on or about September 30, 2015, but in any event no later than 45 days from the date on which the conditional acceptance of the Exchange is issued in respect of the Offering;

“Closing Time” has the meaning ascribed thereto in Section 3.1 hereof;

“Commissions” means the securities commissions or other regulatory authorities in each of the Offering Jurisdictions;

“Control Person” means a person, company or combination of persons or companies described in clause (c) of the definition of “distribution” in Section 1(1) of the B.C. Act;

“Corporation” means Oculus VisionTech Inc., a corporation existing under the laws of the State of Wyoming and includes any successor corporation thereto;

“Disclosed Principal” means the person who is identified by name herein on whose behalf the Subscriber, as agent, is purchasing hereunder;

“Disclosure Record” has the meaning ascribed thereto in Section 5.1(d) hereof;

“Exchange” means the TSX Venture Exchange;

“material change” and “material fact” have the meanings given to those terms under the Applicable Securities Laws;

“NI 45-106” means National Instrument 45-106 Prospectus Exemptions published by the Canadian Securities Administrators (referred to in Québec as Regulation 45-106 respecting Prospectus Exemptions);

“Offered Securities” has the meaning ascribed thereto in Section 2.2(a) hereof;

“Offering” means the offering of the Offered Securities at the Subscription Price in the Offering Jurisdictions on a non-brokered private placement basis;

“Offering Jurisdictions” means the Provinces of British Columbia, Alberta, Ontario and Québec, the United States and such other jurisdictions as may be determined by the Corporation;

“Ontario Act” means the Securities Act (Ontario), as amended or replaced from time to time, together with all rules and regulations promulgated thereunder or with respect thereto;

“person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

“Personal Information” has the meaning ascribed thereto in Section 8.1 hereof;

“Purchased Securities” means the Shares which the Subscriber has agreed to purchase under this Agreement;

“Regulation S” means Regulation S promulgated under the 1933 Act;

“Regulatory Authorities” means the Commissions and any other relevant stock exchange or governmental agency, securities commission or similar regulatory authority or other entity;

“Shares” means the previously unissued shares in the common stock of the Corporation, being offered for sale under the Offering;

“Subscriber” means the person purchasing the Purchased Securities and whose name appears on the first page of this Agreement and who has signed this Agreement or, if the person whose name appears on the first page of this Agreement has signed this Agreement as agent for, or on behalf of, a Disclosed Principal and is not purchasing the Purchased Securities as principal, the Disclosed Principal as disclosed on the first page of this Agreement;

“Subscription Price” has the meaning ascribed thereto in Section 2.2(a) hereof;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia; and

“U.S. Person” means a “U.S. person” as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Agreement, a U.S. Person includes, subject to the exclusions set forth in Regulation S, (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate or trust of which any executor, administrator or trustee is a U.S. Person; (iv) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (v) any partnership or corporation organized or incorporated under the laws of any non U.S. jurisdiction which is formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by “accredited investors” (as defined in Rule 501(a) of Regulation D under the 1933 Act) who are not natural persons, estates or trusts.

1.2	This Agreement is to be read with all changes in gender or number as required by the context.

1.3	The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.4

In this Agreement, and except as specifically qualified herein, references to “knowledge”, “the knowledge of” and similar references mean the actual knowledge of any of the officers of the applicable party, after reasonable inquiry, and such officers will make such inquiry as is reasonable in the circumstances.

1.5	Unless otherwise indicated, all dollar amounts referred to in this Agreement are in the lawful currency of Canada.

1.6	The following Schedules are attached to and incorporated in this Agreement by reference and deemed to be an integral part thereof:

Schedule A	Canadian Investor Certificate
Schedule B	Canadian Accredited Investor Certificate
Schedule C	Form for Individual Accredited Investors
Schedule D	Risk Acknowledgement Form for Family, Friend and Business Associate Investors
Schedule E	Form 4C - Corporate Placee Registration Form

2.	SUBSCRIPTION

2.1.

The Subscriber hereby confirms its irrevocable subscription for and offer to purchase the Purchased Securities from the Corporation, on and subject to the terms and conditions set out in this Agreement, for the aggregate Subscription Price.

2.2.	The Subscriber acknowledges and agrees that:

(a)

the Shares being subscribed for hereunder form part of a larger offering of up to 30,000,000 Shares (the “Offered Securities”) offered for sale by the Corporation at a subscription price of $0.07 per Share (the “Subscription Price”), for gross aggregate proceeds of up to $2,100,000;

(b)	there is no minimum amount required to be raised by the sale of the Offered Securities and the proceeds of the Offering will be immediately available to the Corporation;

(c)

this subscription is subject to rejection, acceptance or allotment by the Corporation in whole or in part. If this Agreement is rejected in whole or in part, the Subscriber acknowledges that the unused portion of the aggregate Subscription Price of the Purchased Securities will be promptly returned to it without interest or deduction. Subject to the terms and conditions hereof, this subscription will be effective upon its acceptance by the Corporation and subject to receipt of all applicable regulatory approvals;

(d)

the Offered Securities will be issued on a private placement basis to qualified purchasers pursuant to exemptions from the prospectus and registration requirements under the Applicable Securities Laws. In Canada, the Offered Securities will be subject to a hold period of four months and one day following the Closing Date; and

(e)

the Offering is not brokered and, accordingly, no agent has conducted due diligence or negotiated the terms of the Offering on behalf of the Subscriber. Where permitted by Applicable Securities Laws, the Corporation may pay a finder’s fee to individuals or companies who refer investors who participate in the Offering in an amount that the Corporation in its sole discretion may determine, which fee will be payable in payable in cash and/or securities.

3.	CLOSING AND CONDITIONS OF CLOSING

3.1.

The completion of the offer and sale of the Purchased Securities purchased by the Subscriber hereunder (the “Closing”) will occur at the offices of the Corporation at Suite 507 – 837 West Hastings Street, Vancouver, British Columbia, V6C 3NG, Canada, at 10:00 a.m. Vancouver time (the “Closing Time”) on the Closing Date or such other date and time as may be determined by the Corporation; provided that the Closing may be effected by a series of discrete Closings involving the Corporation and one or more purchasers of the Offered Securities.

3.2.

If, prior to the Closing Time, the terms and conditions contained in this Agreement have been complied with to the satisfaction of the Corporation, or waived by the Corporation, the Corporation will deliver to the Subscriber certificates representing the Shares and such other documentation as may be required pursuant to this Agreement.

3.3.

If, prior to the Closing Time, the terms and conditions contained in this Agreement (other than delivery by the Corporation to the Subscriber of certificates representing the Shares) have not been complied with to the satisfaction of the Corporation, or waived by the Corporation, the Corporation and the Subscriber will have no further obligations under this Agreement.

3.4.

The Subscriber on its own behalf and, if applicable, on behalf of any Disclosed Principal for whom it is acting, acknowledges and agrees that the offer, sale and issuance of the Purchased Securities as contemplated by this Agreement is subject to, among other things, the following conditions being fulfilled or performed on or before the Closing Time, which conditions are for the exclusive benefit of the Corporation and may be waived, in whole or in part, by the Corporation in its sole discretion:

(a)

the Subscriber delivering on or before two business days prior to the Closing Date to the Corporation at Suite 507 – 837 West Hastings Street, Vancouver, British Columbia, V6C 3NG, Canada, Attention: Anton (Tony) Drescher, Chief Financial Officer:

(i)	a fully completed and executed copy of this Agreement;

(ii)	a certified cheque, bank draft or money order payable to “Oculus VisionTech Inc.” in an amount equal to the aggregate Subscription Price for the Purchased Securities;

(iii)	if the Subscriber or the Disclosed Principal, if applicable, is a resident of British Columbia, Alberta, Ontario or Québec:

(A)	a fully completed and executed Canadian Investor Certificate attached as Schedule “A” hereto;

(B)

if the Subscriber or the Disclosed Principal, if applicable, is an Accredited Investor, a fully completed and executed Canadian Accredited Investor Certificate attached as Schedule “B” hereto and if not a corporation or other non-individual entity, a fully completed and executed Form for Individual Accredited Investors attached as Schedule ”C”; and

(C)

if not an Accredited Investor and if a resident of Ontario, a fully completed and executed Risk Acknowledgement Form for Family, Friend and Business Associate Investors attached as Schedule “D” hereto;

provided that if the Subscriber is a corporation or other non-individual entity and purchasing as principal for its own account and is subscribing for Purchased Securities with an acquisition cost to the Subscriber of not less than $150,000 paid at the Closing Time and was not created, or used, solely to purchase or hold securities in reliance on the “minimum amount investment” prospectus exemption set out in Section 2.10 of NI 45-106 then no further certificate is required;

(iv)

if the Subscriber or the Disclosed Principal, if applicable, is a corporation or other non- individual entity and will hold more than 5% of the Corporation’s issued and outstanding common shares upon the completion of the Offering, a fully completed and executed Form 4C - Corporate Placee Registration Form, attached as Schedule “E”, unless the Subscriber or the Disclosed Principal has previously filed a Form 4C with the Exchange and the information therein is current as of the Closing Time; and

(v)	any further documentation required under Applicable Securities Laws or by the Exchange;

(b)	the Corporation accepting the Subscriber’s subscription for the Purchased Securities, in whole or in part;

(c)

the sale of the Purchased Securities by the Corporation to the Subscriber is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or registration statement and as to the preparation of an offering memorandum or similar document contained in any statute, regulation, instrument, rule or policy applicable to the sale of the Purchased Securities or upon the issue of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement or delivering an offering memorandum or similar document;

(d)

the Corporation obtaining all orders, permits, approvals, waivers, consents, licenses or similar authorizations of Regulatory Authorities necessary to complete the offer, sale and issuance of the Purchased Securities;

(e)	the representations and warranties of the Subscriber having been true and correct as of the date of this Agreement and being true and correct at the Closing Time; and

(f)	all documentation relating to the offer, sale and issuance of the Purchased Securities being in form and substance satisfactory to the Corporation.

4.	REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGMENTS OF THE SUBSCRIBER

4.1.

The Subscriber on its own behalf and, if applicable, on behalf of any Disclosed Principal for whom it is acting, represents, warrants and covenants to and with the Corporation that, as at the date of this Agreement and at the Closing Time that:

(a)

the Subscriber, and any Disclosed Principal for whom it is acting, has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if an individual, is of full age of majority and, if a corporation, is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Agreement on behalf of the Subscriber;

(b)

this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber and, if applicable, the Disclosed Principal;

(c)

the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or, if applicable, a Disclosed Principal, or of any agreement, written or oral, to which the Subscriber or the Disclosed Principal may be a party or by which it is or may be bound;

(d)	the Subscriber is either:

(i)

purchasing the Purchased Securities as principal for its own account and not for the benefit of any other person or is deemed under the Applicable Securities Laws to be purchasing the Purchased Securities as principal, and in either case is purchasing the Purchased Securities for investment only and not with a view to the resale or distribution of all or any of the Purchased Securities; or

(ii)

purchasing the Purchased Securities as agent for a Disclosed Principal, all of whom are disclosed on the first page of this Agreement and it is duly authorized to enter into this Agreement and to execute and deliver all documentation in connection with the purchase on behalf of such Disclosed Principal, who is purchasing as principal for its own account and not for the benefit of any other person and for investment only and not with a view to the resale or distribution of all or any of the Purchased Securities and the Subscriber in its capacity as agent is acting in compliance with all Applicable Securities Laws and the Subscriber acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each Disclosed Principal for whom the Subscriber is acting;

(e)

the Purchased Securities are not being purchased by the Subscriber as a result of any material change or material fact concerning the Corporation that has not been publicly disclosed and the Subscriber’s decision to tender this offer and purchase the Purchased Securities has been made solely upon the publicly available information relating to the Corporation and neither the Subscriber nor any Disclosed Principal for whom it is acting has not relied upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or any other person, except as expressly set forth herein;

(f)	no person has made to the Subscriber, and any Disclosed Principal for whom it is acting, if applicable, any written or oral representations:

(i)	that any person will resell or repurchase any of the Purchased Securities;

(ii)	that any person will refund the subscription price of any of the Purchased Securities;

(iii)	as to the future price or value of any of the Purchased Securities; or

(iv)

that any of the Corporation’s securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Corporation’s securities for trading on a stock exchange, other than the Shares on the Exchange;

(g)

the Subscriber, and any Disclosed Principal for whom it is acting, is resident in the jurisdiction set out under “Subscriber’s Residential or Head Office Address” or “Disclosed Principal’s Residential or Head Office Address” on the first page of this Agreement, which address is the residence or principal place of business of the Subscriber or the Disclosed Principal, as the case may be, and such address was not obtained or used solely for the purpose of acquiring the Purchased Securities;

(h)	if the Subscriber, and any Disclosed Principal for whom it is acting, is resident in British Columbia, Alberta, Ontario or Québec:

(i)

it is an Accredited Investor and has properly completed, executed and delivered to the Corporation the Canadian Accredited Investor Certificate attached as Schedule “B” hereto, and the Subscriber and the Disclosed Principal, if applicable, confirms the truth and accuracy of all statements in said certificate as of the date of this Agreement and the Closing Time and that the Subscriber and the Disclosed Principal, if applicable, was not created or used solely to purchase securities as an Accredited Investor as described in paragraph (m) of the definition of Accredited Investor set out in said certificate;

(ii)

it falls within the “family, friends and business associates” prospectus exemption set out in Section 2.5 of NI 45-106, as set out in the Canadian Investor Certificate attached as Schedule ”A” hereto; or

(iii)

it is a corporation or other non-individual entity and purchasing sufficient Purchased Securities so that the aggregate Subscription Price of the Purchased Securities is not less than $150,000 and the Subscriber and the Disclosed Principal, if applicable was not created solely to purchase or hold securities in reliance on Section 2.10 of NI 45-106, and the Subscriber and the Disclosed Principal, if applicable, confirms the truth and accuracy of all statements in said certificates as of the date of this Agreement and the Closing Time;

(i)	the Subscriber, and any Disclosed Principal for whom it is acting, is not a U.S. Person and is not acting for the account or benefit of a U.S. Person or a person in the United States;

(j)

the Purchased Securities were not offered to the Subscriber or the Disclosed Principal, if any, while the Subscriber or Disclosed Principal, as the case may be, was in the United States and this Agreement was not signed or delivered in the United States;

(k)

the Subscriber, and any Disclosed Principal for whom it is acting, is acquiring the Purchased Securities as principal for investment only and not with a view to, or for, resale, distribution or other disposition, in whole or in part, and, in particular, it has no intention to distribute either directly or indirectly any of the Purchased Securities in the United States or to U.S. Persons;

(l)

the Subscriber, and any Disclosed Principal for whom it is acting, understands and agrees not to engage in any hedging transactions involving any of the Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state securities laws;

(m)

the Subscriber has not acquired the Purchased Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of any of the Purchased Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the sale or resale of any of the Offered Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Purchased Securities pursuant to registration of any of the Purchased Securities under the 1933 Act and any applicable state securities laws or pursuant to an exemption from such registration requirements and as otherwise provided herein;

(n)	the current structure of this Offering and all transactions and activities contemplated hereunder is not a scheme to evade the registration requirements of the 1933 Act;

(o)

the Subscriber, and any Disclosed Principal for whom it is acting, understands that the Corporation is the seller of the Purchased Securities and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of the Shares sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. The Subscriber, and any Disclosed Principal for whom it is acting, agrees that it will not, during the distribution compliance period described in Regulation S, act as a distributor, either directly or through any affiliate, or offer, sell, transfer, or otherwise dispose of the Purchased Securities other than (i) to or for the account or benefit of a person outside the United States or a non-U.S. Person and in compliance with Regulation S; (ii) pursuant to an effective registration statement under the 1933 Act and in compliance with all applicable state securities laws; or (iii) pursuant to an available exemption from registration under the 1933 Act and all applicable state securities laws, and in each case, the Corporation has consented to such sale, transfer or other disposition; the Subscriber understands that the Corporation will refuse to transfer the Purchased Securities absent compliance with the foregoing;

(p)

the Subscriber, and any Disclosed Principal for whom it is acting, acknowledges and understands that in the event the Purchased Securities are offered, sold or otherwise transferred by the Subscriber or if applicable, any Disclosed Principal for whom it is acting, to a person in the United States or a non-U.S. Person prior to the expiration of the distribution compliance period specified in Regulation S, the purchaser or transferee must agree not to resell such securities except in compliance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration, and in each case, in compliance with all applicable state securities laws; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act;

(q)

the Subscriber, and any Disclosed Principal for whom it is acting, is not: (i) a licensed broker or dealer in the United States; (ii) an affiliate of a licensed broker or dealer in the United States; (iii) acting as an underwriter (as that term is defined in Section 2(a)(11) of the 1933 Act) in respect of the Purchased Securities; or (iv) an affiliate of any person that is acting as an underwriter (as that term is defined in Section 2(a)(11) of the 1933 Act) in respect of the Purchased Securities;

(r)	if resident outside Canada or the United States, the Subscriber, and any Disclosed Principal for whom it is acting:

(i)

is knowledgeable of, or has been independently advised as to the securities laws of the securities regulatory authorities (the “Authorities”) having application in the jurisdiction in which the Subscriber, and any Disclosed Principal for whom it is acting is resident (the “International Jurisdiction”) which would apply to the purchase of the Purchased Securities by the Subscriber, if any;

(ii)

is purchasing the Purchased Securities pursuant to exemptions from the prospectus and registration requirements under the securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Purchased Securities under the securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption; and

(iii)

the securities laws of the Authorities in the International Jurisdiction do not require the Corporation to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issuance and sale or resale of the Purchased Securities purchased by the Subscriber hereunder;

(s)

the Subscriber, and any Disclosed Principal for whom it is acting is not, with respect to the Corporation or any of its affiliates, a Control Person prior to, or after giving effect to, the purchase of the Purchased Securities;

(t)

the Subscriber and any Disclosed Principal, if applicable, has not purchased the Purchased Securities as a result of any form of general solicitation or general advertising, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine, internet or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(u)

the Subscriber, and any Disclosed Principal for whom it is acting, has been advised to consult the its own legal, tax and other advisors with respect to the merits and risks of an investment in the Purchased Securities and with respect to the applicable resale restrictions, and it is solely responsible (and the Corporation is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Purchased Securities hereunder; and

(ii)	applicable resale restrictions;

(v)

the Subscriber has not received or been provided with a prospectus or offering memorandum, within the meaning of the Applicable Securities Laws, or any sales or advertising literature in connection with the Offering and the Subscriber’s decision to subscribe for the Purchased Securities was not based upon, and the Subscriber has not relied upon, any verbal or written representations as to facts made by or on behalf of the Corporation and is based entirely upon this Agreement and currently available public information concerning the Corporation;

(w)

the Subscriber, and any Disclosed Principal for whom it is acting, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment; and

(x)

none of the funds the Subscriber is using to purchase the Purchased Securities represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the name of the Subscriber and other information relating to this Agreement and the subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of the knowledge of the Subscriber, the Subscriber agrees that (i) none of the subscription funds to be provided hereunder (A) have been or will be derived directly or indirectly from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and (ii) the Subscriber agrees to promptly notify the Corporation if it discovers that any of such representations cease to be true, and to provide the Corporation with appropriate information in connection therewith.

4.2.	The Subscriber on its own behalf and, if applicable, on behalf of any Disclosed Principal for whom it is acting, acknowledges and agrees that:

(a)

the Corporation may complete additional financings in the future in order to develop the business of the Corporation and fund its ongoing development, and such future financings may have a dilutive effect on current securityholders of the Corporation, including the Subscriber, and there is no assurance that such financing will be available, on reasonable terms or at all, and if not available, the Corporation may be unable to fund its ongoing development;

(b)	as a consequence of the sale being exempt from the prospectus and registration requirements of the Applicable Securities Laws:

(i)

certain protections, rights and remedies provided by the Applicable Securities Laws, including statutory rights of rescission and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are normally available to investors who acquire securities offered by a prospectus or registration statement, will not be available to the Subscriber, or, if applicable, others for whom it is contracting hereunder;

(ii)	the common law may not provide the Subscriber with an adequate remedy in the event that the Subscriber suffers investment losses in connection with securities acquired in a private placement;

(iii)	the Subscriber, or, if applicable, others for whom it is contracting hereunder, may not receive information that would otherwise be required to be given under the Applicable Securities Laws; and

(iv)	the Corporation is relieved from certain obligations that would otherwise apply under the Applicable Securities Laws;

(c)

no prospectus or registration statement has been filed with any Regulatory Authority in connection with the Offering and no Regulatory Authority has made any finding or determination as to the merit for investment in, or made any recommendation or endorsement with respect to, the Offered Securities;

(d)

the Offered Securities have not been registered under the 1933 Act or any state securities laws and that the Purchased Securities may not be offered, sold, pledged or otherwise transferred unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Corporation has no obligation or present intention of filing a registration statement under the 1933 Act or applicable state securities laws in respect of the Purchased Securities;

(e)

the Corporation will refuse to register any transfer of any of the Purchased Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in compliance with all applicable state securities laws;

(f)

the books and records of the Corporation were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business and that all documents, records and books pertaining to this Offering have been made available for inspection by the Subscriber, the Subscriber’s attorney and/or advisors;

(g)

the Offered Securities are being offered on a “private placement” basis and are listed and quoted for trading on the facilities of the Exchange and will be subject to resale restrictions under Applicable Securities Laws and the rules of the Exchange, and the Corporation may make a notation on its records or give instructions to any transfer agent of the Shares in order to implement such resale restrictions;

(h)	if the Subscriber and, if applicable any Disclosed Principal for whom the Subscriber is acting, is not resident in British Columbia, the Subscriber and the Disclosed Principal acknowledge that:

(i)	no securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body has reviewed or passed on the merits of the Purchased Securities;

(ii)	there is no government or other insurance covering the Purchased Securities;

(iii)	there are risks associated with the purchase of the Purchased Securities and the Subscriber, and any Disclosed Principal for whom it is acting, may lose its entire investment;

(iv)

there are restrictions on the Subscriber’s ability to resell the Purchased Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Purchased Securities; and

(v)

the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the B.C. Act and, as a consequence of acquiring the Purchased Securities pursuant to this exemption, certain protections, rights and remedies provided by the Act, including statutory rights of rescission or damages, will not be available to the Subscriber;

(i)

the Purchased Securities cannot be traded through the facilities of the Exchange since the certificates representing the Purchased Securities are not freely transferable and consequently are not “good delivery” in settlement of transactions on the Exchange;

(j)

the certificates representing the Purchased Securities (and any replacement certificate issued prior to the expiration of the applicable hold periods) will bear a legend substantially in the form of the following legend as required by the Exchange:

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].

(k)	pursuant to instructions from the Subscriber, the Corporation is authorized to correct any minor errors in or complete any minor information missing from the Schedules attached hereto; and

(l)	the Corporation’s legal counsel is acting as counsel to the Corporation only and not as legal counsel to the Subscriber.

4.3.

The representations, warranties, covenants and acknowledgements made by the Subscriber contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the Closing and will continue in full force and effect for the benefit of the Corporation, for a period of two years following the Closing Date notwithstanding any subsequent disposition or exchange of the Purchased Securities.

5.	REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

5.1.	The Corporation represents and warrants and covenants to the Subscriber that, as at the date of this Agreement and at the Closing Time that:

(a)	the Corporation is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated, continued or amalgamated;

(b)	the Corporation has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Purchased Securities;

(c)

this Agreement when accepted has been duly authorized by all necessary corporate action on the part of the Corporation and, subject to acceptance by the Corporation, constitutes a valid obligation of the Corporation legally binding upon it and enforceable in accordance with its terms;

(d)

except as qualified by the disclosure in all prospectuses, forms, reports, documents and information required to be filed by it, whether pursuant to Applicable Securities Laws or otherwise, with the Exchange (or one of its predecessors) or the Regulatory Authorities (the ”Disclosure Record”), the Corporation is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Record, all agreements by which the Corporation holds an interest in a property, business or assets are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(e)

the financial statements comprised in the Disclosure Record accurately reflect the financial position of the Corporation as at the date thereof, and no adverse material changes in the financial position of the Corporation have taken place since the date of the Corporation’s last financial statements except as filed in the Disclosure Record;

(f)

the creation, issuance and sale of the Purchased Securities by the Corporation does not and will not conflict with, and does not and will not result in a breach of, any of the terms, conditions or provisions of its constating documents or any material agreement or instrument to which the Corporation is a party;

(g)	the Purchased Securities will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable;

(h)

the Corporation is not a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Corporation’s knowledge no such actions, suits or proceedings have been threatened as at the date hereof, except as disclosed in the Disclosure Record;

(i)

as of the date hereof, no order ceasing or suspending trading in the securities of the Corporation nor prohibiting sale of such securities that has been issued to the Corporation or its directors, officers or promoters is currently outstanding and to the best of the Corporation’s knowledge no investigations or proceedings for such purposes are pending or threatened; and

(j)

except as set out in the Disclosure Record or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming an agreement or option for the issue or allotment of any unissued common shares of the Corporation or any other security convertible or exchangeable for any such shares or to require the Corporation to purchase, redeem or otherwise acquire any of the issued or outstanding shares of the Corporation.

6.	INDEMNITY

6.1.

The Subscriber on its own behalf and, if applicable, on behalf of any Disclosed Principal for whom it is acting, acknowledges and agrees that the Corporation and its counsel are relying upon the representations, warranties, acknowledgements and covenants of the Subscriber set forth herein (including the Schedules and appendices attached hereto and in any other document or instrument delivered by the Subscriber in connection with the Offering) in determining the eligibility (from a securities law perspective) of the Subscriber (or, if applicable, the eligibility of another on whose behalf the Subscriber is contracting hereunder) to subscribe for the Purchased Securities, and hereby agrees to indemnify the Corporation and its respective directors, officers, employees, advisers, affiliates, shareholders and agents (including its legal counsel) against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Subscriber undertakes to notify the Corporation immediately of any change in any representation, warranty or other material information relating to the Subscriber set forth in this Agreement which takes place prior to the Closing Date.

7.	HOLD PERIOD

7.1.	The Subscriber on its own behalf and, if applicable, on behalf of any Disclosed Principal for whom it is acting, acknowledges and agrees that:

(a)	the Purchased Securities will be subject to restrictions on resale in Canada until such time as:

(i)	the appropriate “hold periods” have been satisfied, which for residents of Canada, is four (4) months and one day from the date of issue of the Purchased Securities;

(ii)

a further statutory exemption is available to the investor and if such trade takes place within four (4) months of Closing, and if the Shares are listed on the Exchange, the prior consent of the Exchange is obtained; or

(iii)	an appropriate discretionary order is obtained pursuant to Applicable Securities Laws.

(b)

the certificates representing the Purchased Securities (and any replacement certificate issued prior to the expiration of the applicable hold periods), if any, will bear the following legend in accordance with Applicable Securities Laws in Canada:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].

(c)	the Subscriber, and any Disclosed Principal for whom it is acting, acknowledges and agrees that:

(i)

the Purchased Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act and will remain “restricted securities”, notwithstanding any resale within or outside the United States unless the sale is completed pursuant to an effective registration statement under the 1933 Act or in accordance with Rule 144 under the 1933 Act (“Rule 144”);

(ii)	the Purchased Securities will be subject to a minimum hold period of at least six months under Rule 144;

(iii)

the Subscriber has been advised to obtain independent legal and professional advice on the requirements of Rule 144, and that the Subscriber has been advised that resales of the Purchased Securities may be made only under certain circumstances;

(iv)

it understands and acknowledges that (A) if the Corporation is deemed to be at any time previously an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 may not be available for resales of the Purchased Securities and (B) the Corporation is not obligated to make Rule 144 under the 1933 Act available for resales of the Purchased Securities; and

(v)

the Subscriber understands that to the extent that Rule 144 is not available, the Subscriber will be unable to sell any Purchased Securities without either registration under the 1933 Act or the existence of another exemption or exclusion from such registration requirements, and in all cases pursuant to exemptions from applicable securities laws of any state of the United States;

(d)	the certificates representing the Purchased Securities (and any certificates issued in exchange therefor or substitution thereof) will bear a legend substantially in the form of the following legend:

THESE SECURITIES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN COMPLIANCE WITH REGULATION S UNDER THE 1933 ACT, (2) PURSUANT TO REGISTRATION UNDER THE 1933 ACT, OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, AND, IN EACH CASE, IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AFTER THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

8.	USE OF PERSONAL INFORMATION

8.1.

The Subscriber on its own behalf and, if applicable, on behalf of any Disclosed Principal for whom it is acting, hereby consents to the collection, use and disclosure by the Corporation and any other of its authorized representatives of its personal information set forth herein (the “Personal Information”), including but not limited to Personal Information as defined in Appendix 6B of the Exchange Corporate Finance Manual, to enable the Corporation to fulfill its regulatory and reporting requirements and recognizes that this disclosure may result in the disclosure of some or all of the Personal Information becoming public information and, without limiting the foregoing, consents to the disclosure of such Personal Information to the Corporation and any of its authorized representatives; securities commissions and/or other regulatory agencies in any jurisdiction in which the rules and requirements of such body may require such reporting; stock exchanges; publication on the SEDAR website; or as may be required or permitted by law.

8.2.

In order to permit the Corporation to comply with the requirements of the Personal Information Protection and Electronic Documents Act (Canada), the Subscriber and any Disclosed Principal, if applicable, hereby consents to the disclosure by the Corporation in any submission or filing that the Corporation may be required to make with any applicable regulatory authority or stock exchange of any Personal Information.

8.3.

The Subscriber and any Disclosed Principal, if applicable, hereby acknowledges and consents to the collection, use, and disclosure of certain Personal Information by the British Columbia Securities Commission, including the publishing or otherwise making available to the public Personal Information including, for individuals, their name, number and type of securities purchased, the aggregate Subscription Price, and their insider or registrant status, if applicable, and for non-individual Subscribers, the above information and their address, contact person name and telephone number and the exemption that the Subscriber is relying on in purchasing the Purchased Securities.

8.4.

If the Subscriber and any Disclosed Principal, if applicable, is resident in Ontario, the public official who can answer questions about the Ontario Securities Commission’s indirect collection of Personal Information is the Administrative Support Clerk, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-3684.

9.	GENERAL

9.1.	Time is of the essence of this Agreement.

9.2.

This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated by it and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

9.3.

Neither this Agreement nor any provision hereof will be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

9.4.

The parties hereto will execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Agreement be reasonably required to carry out the full intent and meaning of this Agreement.

9.5.

This Agreement will be subject to, governed by and construed in accordance with the laws of British Columbia and the federal laws of Canada applicable therein and the parties attorn to the non-exclusive jurisdiction of the Courts of British Columbia.

9.6.	This Agreement may not be assigned by any party hereto.

9.7.

The Corporation will be entitled to rely on delivery of a facsimile copy of this Agreement, and acceptance by the Corporation of a facsimile copy of this Agreement will create a legal, valid and binding agreement between the Subscriber and the Corporation in accordance with its terms.

9.8.

The Subscriber hereby acknowledges that it has consented that this Agreement and all documents evidencing or relating in any way to the purchase be drawn up in the English language only. Le souscripteur reconnaît par les présentes avoir consenti à ce que la convention de souscription et tous les documents faisant foi ou se rapportant de quelque manière à son achat soient rédigés en anglais seulement.

9.9.

This Agreement including the Schedules may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together will be deemed to constitute one and the same document. If the Subscriber does not deliver a complete copy of this Agreement to the Corporation, the Corporation will be entitled to assume that the Subscriber accepts and agrees to all of the terms and conditions of this Agreement on the pages not delivered at the Closing unaltered.

SCHEDULE “A”

CANADIAN INVESTOR CERTIFICATE

TO:      OCULUS VISIONTECH INC. (the “Corporation”)

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Agreement.

In connection with the purchase of certain common shares without par value in the capital of the Corporation as contemplated by the Agreement, the Subscriber represents, warrants, covenants and certifies to the Corporation on behalf of itself and any Disclosed Principal, if any, for whom it is acting hereunder (and acknowledges that the Corporation and its legal counsel are relying thereon) that the Subscriber is resident in Canada and qualifies under one of the following classes of investor set out in NI 45-106.

CATEGORY I – Accredited Investor (Section 2.3 of NI 45-106)

The undersigned represents and warrants that it is [please initial]

_______

an “accredited investor” as such term is defined in NI 45-106 and was not created or used solely to purchase securities as an accredited investor as described in paragraph (m) of the definition of accredited investor set out in Schedule “B” hereto. [Subscriber must complete Schedule “C”]

CATEGORY II – Family, Friends and Business Associates (Section 2.5 of NI 45-106)

The undersigned represents and warrants that it is [Please initial each applicable item. Ontario residents must complete Schedule “D”]:

_______	(a)	a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

_______	(b)	a spouse, parent, grandparent, brother, sister, child or grandchild of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

_______	(c)	a parent, grandparent, brother, sister, child or grandchild of the spouse of a director, executive officer or control person of the Corporation or of an affiliate of the Corporation;

_______	(d)	a close personal friend of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

_______	(e)	a close business associate of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

_______	(f)	a founder of the Corporation or a spouse, parent, grandparent, brother, sister, child, grandchild, close personal friend or close business associate of a founder of the Corporation;

_______	(g)	a parent, grandparent, brother, sister, child or grandchild of the spouse of a founder of the Corporation;

_______	(h)	a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (a) to (g) above; or

_______	(i)	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (a) to (g) above.

If the Subscriber has initialled one or more of items (b), (c), (d), (e), (f) or (g) above, provide the name of director, executive officer, or control person of the Corporation or affiliate with whom the Subscriber has a relationship:

Nature and Details of Relationship (please see definitions below):

A - 2

Length of Relationship:

Details of Prior Business Dealings:

As a guide only to completing this Certificate, the following terms have the following meanings:

“affiliate” means a corporation that is affiliated with the Corporation because (i) one of them is a subsidiary of the other; (ii) both of them are subsidiaries of the same corporation; or (iii) each of them are controlled by the same person.

“close business associate” means an individual who has had sufficient prior business dealings with the named director, executive officer, control person or founder to be in a position to assess the capabilities and trustworthiness of that person. An individual’s relationship with the named director, executive officer, control person or founder must be direct. An individual is not a “close business associate” solely because that individual is a client, customer, former client or former customer of, or is a casual business associate of, or is a person introduced or solicited for the purpose of purchasing securities by, the named director, executive officer, control person or founder.

“close personal friend” means an individual who has known the named director, executive officer, control person or founder well enough and for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of that person. An individual’s relationship with the named director, executive officer, control person or founder must be direct. An individual is not a “close personal friend” solely because that individual is a relative, a client, customer, former client or former customer of, or is a member of the same organization, association or religious group as, the named director, executive officer, control person or founder.

“control person” essentially means for the Corporation, any person that holds or is one of a combination of persons that holds: (i) a sufficient number of any of the securities of the Corporation so as to affect materially the control of the Corporation; or (ii) more than 20% of the outstanding voting securities of the Corporation except where there is evidence showing that the holding of those securities does not affect materially the control of the Corporation.

“executive officer” means, for the Corporation, an individual who is (i) a chair, vice-chair or president; (ii) a vice-president in charge of a principal business unit, division, or function including sales, finance or production; (iii) an officer of the Corporation or any of its subsidiaries and who performs a policy-making function in respect of the Corporation; or (iv) performing a policy-making function in respect of the Corporation.

“founder” means, in respect of the Corporation, a person who (i) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the Corporation, and (ii) at the time of the offering is actively involved in the business of the Corporation.

“spouse” means, an individual who (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual; (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or (iii) in Alberta, is an individual referred to in (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

[Signature page to follow]

A - 3

The undersigned has executed this Certificate as of the _____day of __________, 2015.

If a Corporation, Partnership or other Entity:	If an Individual:

Name of Entity	Signature

Type of Entity	Name of Individual

Signature of Person Signing

Name and Title of Person Signing

SCHEDULE “B”

CANADIAN ACCREDITED INVESTOR CERTIFICATE

TO:      OCULUS VISIONTECH INC. (the “Issuer”)

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Agreement.

In connection with the purchase of certain shares in the common stock of the Issuer as contemplated by the Agreement, the Subscriber represents, warrants, covenants and certifies to the Issuer on behalf of itself and any Disclosed Principal, if any, for whom it is acting hereunder and acknowledges that the Issuer and its legal counsel are relying thereon that (i) the Subscriber is resident in or otherwise subject to the laws of the Provinces of British Columbia, Alberta, Ontario and Québec and is purchasing as principal for its own account and not for the benefit of any other person; and (ii) the Subscriber is an “accredited investor”, as such term is defined in National Instrument 45-106 Prospectus Exemptions or Section 73.3 of the Securities Act (Ontario), as applicable, and as at the date of the Agreement and the Closing, the Subscriber falls within one or more of the following categories below

[please initial each applicable item]:

_______	(a)	except in Ontario, a Canadian financial institution, or a Schedule III bank;

_______	(a.1)	in Ontario, (i) a bank listed in Schedule I, II or III to the Bank Act (Canada), (ii) an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473 (1) of that Act, or (iii) a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;

_______	(b)	except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

_______	(b.1)	the Business Development Bank of Canada;

_______	(c)	except in Ontario, a subsidiary of any person referred to in paragraphs (a) to (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_______	(c.1)	in Ontario, a subsidiary of any person or company referred to in paragraphs (a) to (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_______	(d)	except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;

_______	(d.1)	in Ontario, a person or company registered under the securities legislation of a province or territory of Canada as an adviser or a dealer;

_______	(e)	an individual registered under the securities legislation or a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

_______	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

_______	(f)	except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

_______	(f.1)	in Ontario, the Government of Canada, the government of a province or territory of Canada or any Crown corporation, agency or wholly owned entity of the Government of Canada or the government of a province or territory of Canada;

_______	(g)	except in Ontario, a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de l’ile de Montreal or an intermunicipal management board in Quebec;

B - 2

_______	(h)	except in Ontario, any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

_______	(i)	except in Ontario, a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

_______	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities exceeds $1,000,000 [Subscriber must complete Schedule “C”];

_______	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

_______	(k)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year [Subscriber must complete Schedule ”C”];

_______	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000 [Subscriber must complete Schedule “C”];

_______	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

_______	(n)	an investment fund that distributes or has distributed its securities only to

(i)	a person that is or was an accredited investor at the time of the distribution;

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10

[Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45- 106; or

(iii)	a person described in paragraphs (i) to (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

_______	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

_______	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

_______	(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

_______	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

_______	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (d) or paragraph (i) in form and function;

_______	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

_______	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

_______	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as an accredited investor; or

B - 3

_______	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

For the purposes of this Certificate, the following terms have the following meanings:

“financial assets” means:

(a)	cash,
(b)	securities, or
(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

“person” includes:

(a)	an individual,
(b)	a corporation,
(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and
(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

“related liabilities” means:

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or
(b)	liabilities that are secured by financial assets.

DATED at
________________________________, this _____day of ___________, 2015.

If a Corporation, Partnership or other Entity:	If an Individual:

Name of Entity	Signature

Type of Entity	Name of Individual

Signature of Person Signing

Name and Title of Person Signing

SCHEDULE “C”

FORM 45-106F9
FORM FOR INDIVIDUAL ACCREDITED INVESTORS

WARNING!
This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Common shares	Issuer: Oculus VisionTech Inc.
Purchased from: Issuer
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $___________. [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in Section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in Section 5, can help you if you have questions about whether you meet these criteria.	Your initials
•

Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)

•

Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

C - 2

4. Your name and signature
By signing this Form, you confirm that you have read this Form and you understand the risks of making this investment as identified in this Form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

Oculus VisionTech Inc.
Suite 507 – 837 West Hastings Street
Vancouver, British Columbia, V6C 3NG, Canada

Attention: Anton (Tony) Drescher, Chief Financial Officer

Email: ajd@harbourpacific.com
Telephone: (604) 685-1017

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.	The information in Sections 1 and 5 must be completed before the purchaser completes and signs this Form.

2.

The purchaser must sign this Form. Each of the purchaser and the issuer or selling security holder must receive a copy of this Form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this Form for 8 years after the distribution.

SCHEDULE “D”

FORM 45-106F12
RISK ACKNOWLEDGEMENT FORM FOR FAMILY, FRIEND AND
BUSINESS ASSOCIATE INVESTORS

(To be completed by Ontario Subscribers only)

WARNING!
This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER
1. About your investment
Type of securities: Common shares	Issuer: Oculus VisionTech Inc.
Purchased from: Issuer
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $___________[Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment. The information you receive may be limited to the information provided to you by the family member, friend or close business associate specified in Section 3 of this Form.
3. Family, friend or business associate status
You must meet one of the following criteria to be able to make this investment. Initial the statement that applies to you:	Your initials
A) You are:
1) [check all applicable boxes]
                   [   ] a director of the issuer or an affiliate of the issuer
                    [   ] an executive officer of the issuer or an affiliate of the issuer
                    [   ] a control person of the issuer or an affiliate of the issuer
                    [   ] a founder of the issuer
OR
2) [check all applicable boxes]
                    [   ] a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above
[ ] a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above

B) You are a family member of [Instruction: Insert the name of the person who is your relative either directly or through his or her spouse], who holds the following position at the issuer or an affiliate of the issuer: _______________________________.

You are the ____________________________of that person or that person’s spouse.
[Instruction: To qualify for this investment, you must be (a) the spouse of the person listed above or (b) the parent, grandparent, brother, sister, child or grandchild of that person or that person’s spouse.]

D - 2

C) You are a close personal friend of [Instruction: ______________________________ Insert the name of your close personal friend], who holds the following position at the issuer or an affiliate of the issuer: _______________________________.

You have known that person for ___________ years.

Your initials
D) You are a close business associate of ______________________________ [Instruction: Insert the name of  your close business associate], who holds the following position at the issuer or an affiliate of the issuer:_______________________________

You have known that person for ___________ years.
4. Your name and signature
By signing this Form, you confirm that you have read this Form and you understand the risks of making this investment as identified in this Form. You also confirm that you are eligible to make this investment because you are a family member, close personal friend or close business associate of the person identified in Section 5 of this Form.
First and last name [please print]:
Signature:	Date:
SECTION 5 TO BE COMPLETED BY PERSON WHO CLAIMS THE CLOSE PERSONAL RELATIONSHIP, IF APPLICABLE
5. Contact person at the issuer or an affiliate of the issuer
[Instruction: To be completed by the director, executive officer, control person or founder with whom the Subscriber has a close personal relationship indicated under Sections 3B, C or D of this Form.]
By signing this Form, you confirm that you have, or your spouse has, the following relationship with the Subscriber: [check the box that applies]
                    [   ] family relationship as set out in Section 3B of this Form
                    [   ] close personal friendship as set out in Section 3C of this Form
[ ] close business associate relationship as set out in Section 3D of this Form
First and last name of salesperson [please print]:
Position with the issuer or affiliate of the issuer (director, executive officer, control person or founder):
Telephone:	Email:
Signature:	Date:
SECTION 6 TO BE COMPLETED BY THE ISSUER
6. For more information about this investment

Oculus VisionTech Inc.
Suite 507 – 837 West Hastings Street
Vancouver, British Columbia, V6C 3NG, Canada
Attention: Anton (Tony) Drescher, Chief Financial Officer
Email: ajd@harbourpacific.com Telephone: (604) 685-1017

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Signature of executive officer of the issuer (other than the purchaser):	Date:

Form instructions:

1.	The information in Sections 1, 5 and 6 must be completed before the purchaser completes and signs this Form.

2.

The purchaser must sign this Form. Each of the purchaser and the issuer or selling security holder must receive a copy of this Form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this Form for 8 years after the distribution.

SCHEDULE “E”

FORM 4C
CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the TSX Venture Exchange (the “Exchange”) and must be completed if required under section 4(b) of Part II of Form 4B. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Offerings in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Offering, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

(a)	Name: ______________________________________________________________
(b)	Complete Address: ____________________________________________________
(c)	Jurisdiction of Incorporation or Creation: ____________________________________

2.	(a)	Is the Placee purchasing securities as a portfolio manager: (Yes/No)? _______________
	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada:
(Yes/No)? _______________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

*If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5.	Acknowledgement - Personal Information and Securities Laws

(a)	“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

E - 2

(i)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

(b)	The undersigned acknowledges that it is bound by the provisions of the Applicable Securities Laws, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at _______________on _______________, 2015.

(Name of Subscriber - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature appears above, if different from name of placee printed above)

THIS IS NOT A PUBLIC DOCUMENT